UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 24, 2008

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 24, 2008, Inspire and Allergan entered into a Second Amendment to License Development and Marketing Agreement (the “Amendment”).

Pursuant to the terms of the Amendment, Inspire will cease co-promoting Restasis® as of December 31, 2008. The Amendment also provides that in the event the joint development committee decides to terminate the development program for Inspire products (currently, diquafosol tetrasodium) pursuant to the underlying agreement, Inspire will have the right to co-promote Restasis®. Within six months of such program termination, Inspire will provide for each quarter during the co-promotion, an average of twenty percent (20%) of the budgeted Allergan sales force for Restasis®. If Inspire does not provide such number and fails to cure such failure, the royalty payments due on net sales of Restasis® will be reduced by thirty percent (30%).

The Allergan parties to the Amendment were Allergan, Inc. and its affiliates Allergan Sales, LLC and Allergan Pharmaceuticals Holdings (Ireland) Ltd. (collectively, “Allergan”). The Amendment amended the terms of the License, Development and Marketing Agreement, dated as of June 22, 2001, as amended December 8, 2003.

Item 8.01	Other Events.

Inspire entered into the Amendment to allow its commercial organization to focus on the promotion of AzaSite® and Elestat®.

Under the terms of the Amendment, notwithstanding the fact that Inspire is no longer co-promoting Restasis®, Allergan remains obligated to pay Inspire royalties in relation to sales of Restasis® at the rates applicable prior to the Amendment. Royalty revenue received by Inspire from Allergan in relation to sales of Restasis® will be characterized, along with co-promotion revenue received from Allergan in relation to Elestat®, as co-promotion and royalty revenue.

Forward-Looking Statements

The forward-looking statements in this report relating to management’s expectations and beliefs are based on preliminary information and management assumptions. Specifically, no assurances can be made with respect to the timing or characterization of any future co-promotion and/or royalty revenue in relation to Restasis® or Elestat®, or the ability of Inspire’s commercial organization to focus on AzaSite® and Elestat®. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to commercialization efforts by Inspire or its contract partners, product development, delays in manufacturing, funding, and the timing, and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration. Further information regarding factors that could affect Inspire’s results is included in Inspire’s filings with the SEC. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Thomas R. Staab II
Thomas R. Staab, II Chief Financial Officer and Treasurer

Dated: January 2, 2009